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                                                                  Exhibit 4.72


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                             INTERCREDITOR AGREEMENT


                                     between


                          FOOTHILL CAPITAL CORPORATION


                                       and


                       STATE STREET BANK AND TRUST COMPANY


                             Dated as March 31, 1998



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                             INTERCREDITOR AGREEMENT



         THIS INTERCREDITOR AGREEMENT dated as of March 31, 1998 (this "Agreement") is made by and between State Street Bank and Trust Company (the "Subordinated Creditor") solely in its capacity as trustee and collateral agent under and pursuant to the Subordinated Creditor Indenture (as hereinafter defined), and Foothill Capital Corporation, a California corporation (the "Lender"), as senior secured lender under and pursuant to the Lender Credit Agreement (as hereinafter defined).


                                    RECITALS

         A. Discovery Zone, Inc., a Delaware corporation (the "Borrower"), certain subsidiaries of the Borrower, and the Subordinated Creditor entered into an Indenture, dated July 22, 1997 (the "Subordinated Creditor Indenture"), pursuant to which and upon the terms and conditions stated there in indebtedness was incurred by the Borrower (the "Subordinated Indenture Indebtedness"), the repayment of which is secured by security interests in and liens on the assets and properties (the "Collateral") described in the Security Agreement (the "Security Agreement") and the Collateral Assignment of Trademarks (the "Trademark Assignment" and together with the Security Agreement and the Subordinated Creditor Indenture, the "Subordinated Indenture Agreements"), each dated July 22, 1997, and each by and between the Borrower and the Subordinated Creditor.

         B. As of March __, 1998, the Borrower and the Lender entered into a Loan and Security Agreement (the "Lender Credit Agreement") pursuant to which the Lender agreed, upon the terms and conditions stated therein, to make loans and advances to or to issue letters of credit (or guaranties in respect thereof) on account of the Borrower (and certain of its subsidiaries) in an aggregate principal amount and undrawn amount, as the case may be, not to exceed in the aggregate $10 million (such aggregate principal and undrawn amount, together with all interest, fees, and expenses payable thereon or with respect thereto being the "Maximum Senior Indebtedness"), secured by security interests in and liens on the Collateral pursuant to the Lender Credit Agreement and the collateral security documents executed and delivered in connection therewith (the "Senior Security Agreements" and together with the Lender Credit Agreement, the "Senior Loan Agreements")

         C. One of the conditions of the Lender Credit Agreement is that the priority of the security interests in and liens on the Collateral under the Senior Loan Agreements be senior to the security interests in and liens on the Collateral under the Subordinated Indenture Agreements, in the manner and to the extent provided in this Agreement.



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         D. The Lender and the Subordinated Creditor desire to enter into this
Agreement concerning the respective rights of the Lender and the Subordinated Creditor with respect to the priority of their respective security interests in and liens on the Collateral.

         E. The terms of Sections 10.02. 12.01 and 12.02 of the Subordinated Creditor Indenture permit the Borrower to enter into the Lender Credit Agreement, subject to compliance with certain conditions, and in connection therewith authorize and direct the Subordinated Creditor to enter into a subordination agreement substantially in the form of this Agreement.

         F. The Lender and the Subordinated Creditor hereby agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.01. Terms Defined Above and in the Recitals. As used in this Agreement, the following terms shall have the respective meanings indicated in the opening paragraph hereof and in the above Recitals:

                  "Agreement"
                  "Borrower"
                  "Collateral"
                  "Lender"
                  "Lender Credit Agreement"
                  "Maximum Senior Indebtedness"
                  "Security Agreement"
                  "Senior Security Agreements"
                  "Senior Loan Agreements"
                  "Subordinated Creditor"
                  "Subordinated Creditor Indenture"
                  "Subordinated Indenture Indebtedness"
                  "Subordinated Indenture Agreements"
                  "Trademark Assignment"

         Section 1.02. Other Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Event of Default" shall have the meaning ascribed thereto in the Lender Credit Agreement.

         "Fully Paid" shall mean the payment in cash in full of all obligations under each Lender Loan Document at such time when there shall no longer be any obligation of the Lender to make loans or advances or issue letters of credit (or guaranties in respect thereof) and there shall no

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longer be any letter of credit (or guaranty in respect thereof) outstanding thereunder or such letter of credit (or guaranty in respect thereof) shall have been cash collateralized in an amount not less than 105% of the undrawn amount thereof.

         "Insolvency Proceeding" shall mean any proceeding for the purposes of dissolution, winding up, liquidation, arrangement or reorganization of the Borrower or its subsidiaries, or their respective successors or assigns, whether in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Borrower or its subsidiaries, or their respective successors or assigns.

         "Issue Date" shall have the meaning ascribed thereto in the Subordinated Creditor Indenture.

         "Lender Loan Documents" shall mean the Senior Loan Agreements, the collateral documents and instruments executed and delivered in connection therewith, and such other agreements, instruments and certificates as defined or referred to in the Lender Credit Agreement, as any or all of the same may be amended or supplemented from time to time.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, excluding true lease and consignment filings).

         "Lien Priority" shall mean with respect to any Lien of the Lender or the Subordinated Creditor in the Collateral, the order of priority of such Lien as specified in Section 2.01.

         "Loan Documents" shall mean the Lender Loan Documents and the Subordinated Creditor Loan Documents.

         "McDonald's" shall mean the McDonald's Corporation, a Delaware corporation, and its successors and assigns.

         "McDonald's Collateral" shall mean those certain fourteen parcels of real property and related fixtures, including any proceeds thereof which properties and proceeds are subject to McDonald's Senior Liens.

         "McDonald's Secured Note" shall mean a secured promissory note issued on the Issue Date by the Borrower in favor of McDonald's pursuant to the Plan of Reorganization represents restructured secured claims against the Borrower in an estimated aggregate principal amount of up to $4,600,000.


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         "McDonald's Secured Rent Deferral Notes" shall mean secured promissory notes to be issued on the Issue Date by the Borrower in favor of McDonald's pursuant to the Plan of Reorganization, which notes represent restructuring of rent deferrals which McDonald's granted to the Borrower during bankruptcy proceedings of the Borrower in an estimated aggregate principal amount of to $300 000.

         "McDonald's Senior Liens" shall mean the first priority Liens of McDonald's on the McDonald's Collateral, as set forth in the first mortgages, deeds of trust and/or deeds to secure debt, which Liens secure, among other things, the payment of the McDonald's Secured Note, the McDonald's Secured Rent Deferral Notes and any obligations of the Debtors (as defined in the Plan of Reorganization) or the Borrower or any of the other Reorganized Debtors (as defined in the Plan of Reorganization) that may arise under (i) the agreement to indemnify as set forth in Section 10.3(f) and Section 11.2(a) (iii) of the Agreement and Plan of-Merger, dated as of August 30, 1994, by and among Discovery Zone, Inc., Discovery Zone International, Inc., Leaps & Bounds, Inc. and McDonald's and (ii) the Stipulation and Order Between Debtors and McDonald's Providing for the Resolution, Settlement and Compromise of Disputes and for Rent Deferrals and Allowance of Certain Claims, entered by the United States Bankruptcy Court for the District of Delaware on November 18, 1996, which Liens are senior to the subordinate liens on the McDonald's Collateral granted by the Borrower to Subordinated Creditor as set forth in the Subordination Agreement, dated as of July ___, 1997, by and between McDonald's and the Subordinated Creditor.

         "Party" shall mean any signatory to this Agreement.

         "Plan of Reorganization" shall have the meaning ascribed thereto in the Subordinated Creditor Indenture.

         "Senior Liabilities" shall mean the "Obligations", contingent or otherwise, of the Borrower to the Lender as defined in the Lender Credit Agreement and the obligations, contingent or otherwise, of the subsidiaries of the Borrower arising under or pursuant to the Lender Loan Documents, including, in each case, interest, fees and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Lender in respect of the Collateral in any Insolvency Proceeding.

         "Subordinated Creditor Enforcement Event" shall mean the occurrence and continuance of an "Event of Default" under Section 6.01 of the Subordinated Creditor Indenture.

         "Subordinated Creditor Loan Documents" shall mean the Subordinated Indenture Agreements, the Collateral Agreements (as defined in the Subordinated Creditor Indenture), the Subordinated Creditor Notes, the real property mortgages referred to in the Subordinated Creditor Indenture (now existing or hereafter negotiated, executed, delivered and recorded), and such other

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agreements, instruments and certificates as defined or referred to in the
Subordinated Creditor Indenture, as any or all of the same may be amended or supplemented from time to time.

         "Subordinated Creditor Notes" shall mean the notes issued to the holders thereof pursuant to the Subordinated Creditor Indenture.

         "Subordinated Liabilities" shall mean the "Obligations", contingent or otherwise, of the Borrower and the Subsidiary Guarantors (as defined in the Subordinated Creditor Indenture) to the Subordinated Creditor and the holders of the Subordinated Creditor Notes defined in Section 1.01 of the Subordinated Creditor Indenture, including, in each case, interest, fees and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claim of the Subordinated Creditor in respect of the Collateral in any Insolvency Proceeding.

         "Trigger Event" shall mean any of (a) the occurrence of an Event of Default, (b) the acceleration of or demand for payment with respect to the Senior Liabilities by the Lender pursuant to the Lender Credit Agreement, or (c) the commencement of any action by the Lender, whether judicial or otherwise, for the enforcement of the Lender's rights and remedies under any of the Lender Loan Documents, including (i) commencement of any receivership or foreclosure proceedings against or any other sale of, collection on or disposition of any Collateral, including any notification to third parties to make payment directly to the Lender, (ii) exercise of any right of set-off, (iii) commencement of any Insolvency Proceeding, and (iv) commencement of any action or proceeding against the Borrower to recover all or any part of the Senior Liabilities.

         Section 1.03. Singular and Plural. All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined.

         Section 1.04. Miscellaneous. The words "hereof", "herein" or "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article and section references are to articles and sections of this Agreement unless otherwise specified. The term "including" shall mean "including, without limitation."


                                   ARTICLE II.

                                  LIEN PRIORITY

         Section 2.01. Agreement to Subordinate. The Subordinated Creditor hereby agrees that the Liens of the Subordinated Creditor in the Collateral are and shall be subordinate in priority to the Lender's Liens in the Collateral securing the Senior Liabilities up to and not exceeding the Maximum Senior Indebtedness; provided, however, that the terms, provisions and restrictions of

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this Agreement shall be void and of no further force and effect in the event, but only to the extent, that the Lender's Liens in the Collateral are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding by a court, tribunal or administrative agency of competent jurisdiction. The subordination of Liens by Subordinated Creditor in favor of the Lender herein shall not be deemed to subordinate the Subordinated Creditor's Liens to the Liens of any other Person.

         Section 2.02. Standstill Period. If a Subordinated Creditor Enforcement Event has occurred and is continuing, the Subordinated Creditor may give the Lender written notice thereof, specifying the nature of the Subordinated Creditor Enforcement Event in reasonable detail. If such Subordinated Creditor Enforcement Event is continuing for more than 180 days after the delivery of such notice, and if the Lender has not on or before the expiration of such 180-day period notified the Subordinated Creditor that the Lender has commenced one or more types of enforcement actions described in Section 3.01 or that the Borrower is the subject of an Insolvency Proceeding, then the Subordinated Creditor may, subject to the Lien Priority and prior application of proceeds of the Collateral to the Senior Liabilities, as provided herein, take one or more types of enforcement actions described in Section 3.01 or otherwise available to the Subordinated Creditor under the Subordinated Creditor Indenture and the other Subordinated Creditor Loan Documents. If Lender has taken or commenced any such enforcement action within such 180-day period and thereafter discontinues such enforcement action or actions, and no Insolvency Proceeding is pending against the Borrower and no action described in Section 2.01 is then being taken by the Lender, and if, following the expiration of such 180-day period, such Subordinated Creditor Enforcement Event is then continuing, then the Subordinated Creditor may, subject to the Lien Priority and prior application of proceeds of the Collateral to the Senior Liabilities, as provided herein, take one or more types of enforcement actions described in Section 3.01 or otherwise available to the Subordinated Creditor under the Subordinated Creditor Indenture and the other Subordinated Creditor Loan Documents.

         Section 2.03.     Exercise of Rights.

                  (a) Subject to Section 2.02, the Subordinated Creditor may exercise, and nothing herein shall constitute a waiver of any right it may have at law or equity to receive notice of, or to commence or join with any creditor in commencing any Insolvency Proceeding or to join or participate in, any action or proceeding or other activity described in Section 3.01; provided, however, that exercise of any such right by the Subordinated Creditor shall be subject to the Lien Priority and prior application of proceeds of Collateral to the Senior Liabilities as provided herein.

                  (b) The Subordinated Creditor may make such demands or file such claims in respect of the Subordinated Liabilities as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure, but except as provided in this Section 2.03, the Subordinated Creditor shall not take any actions restricted by Section 3.01 in respect of such claims until the Senior Liabilities up to the amount of the Maximum Senior Indebtedness are Fully Paid.


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         Section 2.04. Priority of Liens. Irrespective of the order of recording of mortgages, financing statements, security agreements or other instruments, and irrespective of the descriptions of Collateral contained in the Loan Documents, including any financing statements, the Parties agree among themselves that their respective Liens and security interests in the Collateral shall be governed by the Lien Priority, which shall be controlling in the event of any conflict between this Agreement and any of the Loan Documents.

         Section 2.05. Notice of Trigger Event. The Lender and the Subordinated Creditor each agree that it will notify the other if it receives actual notice of the occurrence of a Trigger Event or Subordinated Creditor Enforcement Event, respectively, not later than 30 days after the date of any such occurrence, such notices to be sent in accordance with Section 5.06. The foregoing to the contrary notwithstanding, the Lender and the Subordinated Creditor shall not incur any liability to the other for the failure to provide any such notice so long as the failure to so provide such notice was not the result of wilful misconduct, bad faith, or gross negligence.


                                  ARTICLE III.

                             ACTIONS OF THE PARTIES

         Section 3.01. Limitation on Certain Actions. Subject to Section 2.02, so long as any of the Senior Liabilities up to the amount of the Maximum Senior Indebtedness are not Fully Paid, the Subordinated Creditor will not, without the prior written consent of the Lender, take any of the following actions:

         (a) commencement of any action, whether judicial or otherwise, for the enforcement of the Lender's rights and remedies as a secured creditor with respect to the Collateral including commencement of any receivership or foreclosure proceedings against or any other sale of, collection on, or disposition of any Collateral, or

         (b) notifying any third party account debtors of the Borrower or its subsidiaries to make payment directly to it or to any of its agents or other Persons acting on its behalf.

         Section 3.02. Notices. The Lender shall provide the Subordinated Creditor with written notice at least 15 days prior to the Lender first exercising any of its secured creditor remedies with respect to the Collateral. The foregoing to the contrary notwithstanding, the Lender (a) shall not be obligated to provide such prior written notice in the event that exigent circumstances require that the Lender act immediately in order to preserve, protect, or obtain possession or control over the Collateral or any portion thereof; provided, however, that, in the event that any such exigent circumstances do require the Lender to so act immediately, the Lender agrees promptly to provide the Subordinated Creditor with written notice as soon as practicable following the Lender first exercising any of its secured creditor remedies with respect to the Collateral, and (b) the Lender shall not incur any liability to the Subordinated Creditor for the failure to provide any such notice

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so long as the failure to so provide such notice was not the result of wilful misconduct, bad faith, or gross negligence.

         Section (a) Perfection of Possessory Security Interests. For the limited purpose of perfecting the security interests of the Parties in those types or items of Collateral in which a security interest only may be perfected by possession or control, each Party hereby appoints the other as its representative for the limited purpose of possessing on its behalf any such Collateral that may come into the possession or control of such other Party from time to time, and each Party agrees to act as the other's representative for such limited purpose of perfecting the other's security interest by possession or control through a representative, provided that neither Party shall incur any liability to the other by virtue of acting as the other's representative hereunder, and either Party may relinquish possession of Collateral in its possession or control without the consent of the other Party, and without incurring liability to the other Party unless there is an express written agreement to the contrary in effect between the Parties.


                                   ARTICLE IV.

                           ENFORCEMENT OF PRIORITIES

         Section 4.01. In Furtherance of Lien Priorities. The Lender and the Subordinated Creditor agree as follows:

                  (a) Upon any distribution of all or any of the assets of the Borrower or its subsidiaries to creditors of the Borrower or its subsidiaries (whether in cash, securities or other property) in connection with any Insolvency Proceeding, which otherwise would be payable or deliverable upon or with respect to the Collateral, such assets shall be paid or delivered by the Subordinated Creditor directly to the Lender for application (in the case of cash) to or as collateral (in the case of securities or other non-cash property) for the payment or prepayment of the Senior Liabilities until the Senior Liabilities up to the Maximum Senior Indebtedness shall have been Fully Paid.

                  (b) If any Insolvency Proceeding is commenced by or against the Borrower or its subsidiaries, the Subordinated Creditor, to the extent party to any such Insolvency Proceeding, and to the extent it has commenced any action described in Section 3.01, shall (i) use its commercially reasonable efforts to duly and promptly take such action as the Lender may reasonably request to collect the proceeds of Collateral for the account of the Lender at Lender's reasonable cost and expense and to file appropriate claims or proofs of claim in respect of the Subordinated Liabilities and (ii) receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Collateral and to hold such payments or distributions in trust for the Lender to the extent set forth herein; provided, however, that Subordinated Creditor shall have no liability to the Lender regarding the adequacy of any such proceeds or for any action

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taken pursuant to Lender's request under clause (i) except for liabilities resulting from Subordinated Creditor's wilful misconduct, bad faith, or gross negligence.

                  (c) All payments or distributions upon or with respect to the Subordinated Liabilities which are received by the Subordinated Creditor contrary to the provisions of this Agreement shall be segregated from other funds and property held by the Subordinated Creditor and shall be held in trust for the Lender and Subordinated Creditor shall forthwith pay over such remaining proceeds to the Lender in the same form as so received (with any necessary endorsement without recourse or warranty) to be applied (in the case of cash) to or held as Collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Liabilities up to the Maximum Senior Indebtedness in accordance with the terms of the Lender Credit Agreement; provided, however, that if, after such application of proceeds, the Senior Liabilities up to the Maximum Senior Indebtedness are Fully Paid, the balance of any amounts received by the Lender from the Subordinated Creditor shall be segregated by the Lender from the Lender's other funds and properties and the Lender shall hold such surplus amounts in trust for the Subordinated Creditor and shall forthwith pay over such amounts to the Subordinated Creditor in the same form as so received (with any necessary endorsement without recourse or warranty) to be applied (in the case of cash) to or held as Collateral (in the case of non-cash property or securities) for the payment or prepayment of the Subordinated Liabilities in accordance with the terms of the Subordinated Creditor Indenture.

                  (d) Each of the Lender and the Subordinated Creditor is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower shall have complied with any of the provisions hereof applicable to it, at any time when the other shall have failed to comply with any of the provisions of this Agreement applicable to it, provided, however, the remedy of specific performance shall not be available, and the asserting party shall be free to assert any and all legal defenses it may possess, if such remedy would result in, or otherwise constitute, a violation of the Employee Retirement Income Security Act of 1974, as amended. Each of the Lender and the Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

                  (e) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Liabilities is, other than as a result of any wilful misconduct, bad faith, or gross negligence of the Lender, rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

         4.02 Control of Dispositions of Collateral and Effect thereof on Junior Liens.

         Except to the extent, if any, expressly prohibited by the terms and conditions of Section 4.15 or Section 5.01 of the Subordinated Creditor Indenture,


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         (a) each Party hereby agrees that if the Party with the senior security interest in such Collateral shall have agreed with the Borrower (or its subsidiary, as applicable) that the Borrower (or its subsidiary, as applicable) may sell or otherwise dispose of such Collateral, then the security interest of the other Party in such Collateral shall be released by such other Party concurrently with such sale or other disposition and the net cash proceeds therefrom may, at the sole election of the Party with the senior security interest therein, be applied to the claims of the Parties in the manner provided for herein, or be used by the Borrower (or its subsidiary, as applicable) for its lawful general corporate purposes,

         (b) each Party hereby further agrees that any UCC collection, sale, or other disposition of Collateral by the Lender shall be free and clear of any Lien of the Subordinated Creditor in such Collateral, provided that the Subordinated Creditor shall retain a Lien (having the same priority as the Lien it previously had on the item of Collateral that was sold or otherwise disposed of) on the proceeds of such collection, sale, or other disposition (except to the extent such proceeds are applied to the Senior Liabilities, as provided herein, or are used by the Borrower (or its subsidiary, as applicable) for general corporate purposes as set forth in subsection (a) of this Section 4.02), and

         (c) to the extent reasonably requested by either Party, the other Party will cooperate in providing any necessary or appropriate releases to permit a collection, sale, or other disposition of Collateral, as provided in subsections (a) or (b) of this Section 4.02, by the Party holding the senior Lien therein free and clear of the other Party's junior Lien.


                                   ARTICLE V.

                                  MISCELLANEOUS

         Section 5.01. Rights of Subrogation. The Subordinated Creditor agrees that no payment or distribution to the Lender pursuant to the provisions of this Agreement shall entitle the Subordinated Creditor to exercise any rights of subrogation in respect thereof until the Senior Liabilities up to the Maximum Senior Indebtedness shall have been Fully Paid.

         Section 5.02. Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Lender or the Subordinated Creditor to exercise and enforce its rights and remedies hereunder; provided, however, that neither Party shall be required to execute any instruments or documents, or take any other action referred to in this Section 5.02 to the extent that such action would contravene any law, order or other legal requirement binding upon such Party, and in the event of a controversy or dispute, either Party may interplead any payment or distribution in any

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court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 5.02.

         Section 5.03. Defenses Similar to Suretyship Defenses. All rights and interests of the Lender hereunder, and all agreements and obligations of the Subordinated Creditor under this Agreement, shall remain in full force and effect irrespective of:

                  (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Liabilities, or any other amendment or waiver of or any consent to departure from the Lender Loan Documents, provided, however, that this clause (a) shall not apply to, and the Subordinated Creditor's Liens and security interests in the Collateral shall not be subordinated in priority by virtue of this Agreement to the Lender's Liens and security interests therein to the extent that the Senior Liabilities exceed the Maximum Senior Indebtedness without the express written consent of the Subordinated Creditor; or

                  (b) any release or non-enforcement of the Lender's Liens with respect to any Collateral, or any release, amendment or waiver of or consent to departure from any guaranty for all or any of the Senior Liabilities.

         Section 5.04. Waiver. Except as otherwise provided herein, to the maximum extent permitted by applicable law, the Subordinated Creditor hereby waives, with respect to the Collateral to which the Lien Priority hereunder relates (i) any failure, omission, delay or lack on the part of the Lender to enforce, assert or exercise any right, power or remedy conferred on the Lender in any of the Lender Loan Documents or this Agreement or the inability of the Lender to enforce any provision of the Lender Loan Documents or this Agreement, and (ii) without limiting the generality of the foregoing, any requirement that the Lender protect, secure, perfect or insure any Liens or other lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral; provided, however, that the foregoing shall not be deemed to conflict with the proviso to Section 2.01.

         Section 5.05. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party shall in any event be effective unless the same shall be in writing and signed by the each Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 5.06. Addresses for Notices. All demands, notices and other communications provided for hereunder shall be in writing and,

if to the Subordinated Creditor, mailed or sent by telecopy or delivered to it, addressed to it as follows:

                  State Street Bank and Trust Company
                  Two International Place

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                  Boston, MA  02110
                  Attention:  Corporate Trust Department
                  Telephone:  (617) 664-5326
                  Facsimile:  (617) 664-5371

if to the Lender, mailed or sent by telecopy or delivered to it, addressed to it as follows:

                  Foothill Capital Corporation
                  11111 Santa Monica Boulevard, Suite 1500
                  Los Angeles, California 90025
                  Attention:  Business Finance Division Manager
                  Telephone:  (310) 996-7000
                  Facsimile:  (310) 575-9623

, or as to any party at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section. All such demands, notices and other communications shall be effective, when mailed, two business days after deposit in the mails, postage prepaid, when sent by telecopy, when receipt is acknowledged by the receiving telecopy equipment (or at the opening of the next business day if receipt is after normal business hours), or when delivered, as the case may be, addressed as aforesaid.

         Section 5.07. No Waiver, Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 5.08. Continuing Agreement, Transfer of Senior Liabilities. This Agreement is a continuing agreement and shall (i) remain in full force and effect until the Senior Liabilities and, solely for the purposes of Section 5.14, the Subordinated Liabilities shall have been Fully Paid, (ii) be binding upon the Parties and their successors and assigns, and (iii) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause
(iii), the Lender or the Subordinated Creditor may assign or otherwise transfer the Senior Liabilities or the Subordinated Liabilities, as applicable, to any other Person (other than Borrower or an Affiliate of Borrower), and such other Person shall thereupon become vested with all the rights in respect thereof granted to the Lender or Subordinated Creditor, as the case may be, herein or otherwise.

         Section 5.09. Governing Law; Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York except as otherwise preempted by applicable federal law. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

         Section 5.10. Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

         Section 5.11. No Third Party Beneficiary. This Agreement is solely for the benefit of the Parties (and their successors and assigns). No other Person (including the Borrower or any subsidiaries or affiliates of the Borrower) shall be deemed to be a third party beneficiary of this Agreement.

         Section 5.12 Headings. The headings of the articles and Sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

         Section 5.13. Severability. If any of the provisions in this Agreement shall for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

         Section 5.14. Payment in Full of Senior Liabilities. From and after the date on which the Senior Liabilities (up to the Maximum Senior Indebtedness) have been Fully Paid:

                  (a) All payments or distributions received by the Lender with respect to the Collateral shall be segregated from other funds and property held by the Lender and held in trust by the Lender for the Subordinated Creditor and shall be promptly paid over to the Subordinated Creditor in the same form as received (with any necessary endorsement without recourse or warranty) to be applied to or held for the payment or prepayment of the Subordinated Liabilities in accordance with the terms of the Subordinated Creditor Indenture; and

                  (b) The Lender will promptly execute and deliver all further instruments and documents, and take all further acts that may be necessary or desirable, or that the Subordinated Creditor may reasonably request, to permit the Subordinated Creditor to enforce the Subordinated Liabilities or recover any proceeds of the Collateral;

provided, however, that the Lender shall not be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 5.14 to the extent that such action would contravene any law, order or other legal requirement binding upon the Lender, and in the event of a controversy or dispute, the Lender may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 5.14.

         Section 5.15. Other Non-Subordinated Encumbered Assets. Notwithstanding any term herein to the contrary, it is hereby acknowledged and agreed that the subordination set forth in this

Agreement (and the term "Collateral" as defined in this Agreement) does not include or apply to (i) cash, securities instruments and/or certificates in an escrow account established with and pledged to the Subordinated Creditor under and pursuant to a certain Escrow and Security Agreement between the Borrower and the Subordinated Creditor dated July 22, 1997, and (ii) McDonald's rights in the McDonald's Collateral encumbered by the McDonald's Senior Liens.

         Section 5.16. Subordinated Creditor Trustee Status. Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the subordination and related agreements set forth herein by the Subordinated Creditor are made solely in its capacity as trustee and collateral agent under the Subordinated Creditor Indenture and with respect to the Subordinated Creditor Notes (and not in its individual commercial capacity, except to the extent that it is or becomes the holder of any such Subordinated Creditor Note). The Subordinated Creditor shall not have any duties, obligations, or responsibilities to the Lender under this Agreement except as expressly set forth herein. Nothing in this Agreement shall be construed to operate as a waiver by the Subordinated Creditor, with respect to the Borrower or any holder of any Subordinated Indenture Indebtedness, of the benefit of any exculpatory provisions, presumptions, indemnities, or reliance rights contained in the Subordinated Creditor Indenture, and the Borrower expressly agrees that as between itself and the Subordinated Creditor, the Subordinated Creditor shall have such benefit with respect to all actions or omissions by the Subordinated Creditor pursuant to this Agreement. For all purposes of this Agreement, Subordinated Creditor may (a) rely in good faith, as to matters of fact, on any representation of fact believed by Subordinated Creditor to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of Borrower, of the Lender, or of any holder of any Subordinated Indenture Indebtedness, (b) rely in good faith, as to matters of law, on any advice received from its legal counsel, and shall have no liability for any action or omission taken in reliance thereon, and (c) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person.

                           [Signature page to follow.]

         IN WITNESS WHEREOF, the Lender and the Subordinated Creditor each has caused this Agreement to be duty executed and delivered as of the date first above written.


LENDER:                         FOOTHILL CAPITAL CORPORATION



                                By: /s/ Brian Duffy
                                    ---------------------------------
                                    Name:  Brian Duffy
                                    Title:  AVP


SUBORDINATED CREDITOR:          STATE STREET BANK AND TRUST COMPANY,
                                as trustee and collateral agent



                                By: /s/ Mary Lee Storrs
                                    ---------------------------------
                                    Name: Mary Lee Storrs
                                    Title: Vice President

                                 ACKNOWLEDGMENT


                  The undersigned ("Borrower"), hereby acknowledges that it has received a copy of the foregoing Intercreditor Agreement and consents thereto, and agrees to recognize all rights granted thereby to the parties thereto, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in such Intercreditor Agreement. Borrower further acknowledges that it is not an intended beneficiary or third party beneficiary under the Intercreditor Agreement.

                  Dated as of March 31, 1998.


                               DISCOVERY ZONE, INC.
                               a Delaware corporation



                               By:   /s/ Robert Rooney
                                   ---------------------------------
                                   Name: Robert Rooney
                                   Title: Senior Vice President-Chief Financial Officer